UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

BGO Industrial Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-271906	92-0245532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue

18th Floor

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 359-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.          Regulation FD Disclosure.

On April 30, 2025, BGO Industrial Real Estate Income Trust, Inc. (the “Company”) declared distributions for each class of its common stock in the amount per share set forth below:

	April 30, 2025 Record Date
	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class T Common Stock	$0.0392	$-	$0.0392
Class S Common Stock	$0.0392	$-	$0.0392
Class D Common Stock	$0.0392	$-	$0.0392
Class I Common Stock	$0.0392	$-	$0.0392
Class E Common Stock	$0.0392	$-	$0.0392

The net distribution for each class of common stock (which represents the gross distributions less stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on April 30, 2025 and will be paid on or about May 7, 2025. The stockholder servicing fee on the Company’s Class T, S, and D common stock was waived for April 2025, as the sole holder of each such class was an affiliate of the Company’s external adviser. There is no stockholder servicing fee with respect to Class I common stock or Class E common stock. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGO INDUSTRIAL REAL ESTATE INCOME TRUST, INC.

Date: April 30, 2025

	By:	/s/ Lori Biancamano
	Name:	Lori Biancamano
	Title:	Chief Financial Officer and Treasurer